EXHIBIT 99.1



                                  NEWS RELEASE

                                                   Investor Relations Contacts:
                               Susan Spratlen or Chris Paulsen   (972) 444-9001


                Pioneer to Present Outlook for 2005 through 2008
          Announces Third Quarter Production and Earnings Expectations


Dallas, Texas, October 19, 2004 -- Pioneer Natural Resources Company (NYSE:PXD) today summarized the key points to be covered in its investor presentation and conference call tomorrow morning and announced its expectations for third quarter production and earnings. The Company plans to discuss its current outlook for oil and gas production and capital investments under both a "Base Plan" and "Risked Success Plan" scenario, provide estimated discretionary cash flow under each scenario and address potential uses for cash flow in excess of planned capital investments. Pioneer also plans to discuss the status of several key projects including:
         o growth expectations for the newly acquired Raton field and other U.S. onshore fields,
         o   anticipated production profile for deepwater Gulf of Mexico fields,
         o expected growth in production and price realizations from Argentina assets,
         o planned divestiture of three Canadian fields and new coal bed methane focus,
         o   indefinite postponement of the Olowi project offshore Gabon,
         o   progression of the South Coast gas project in South Africa and
         o   other commercialization and exploration opportunities.

Four-year Outlook

Pioneer's Base Plan only includes production from projects currently approved for development. The Base Plan includes investments in exploration with no resulting production impact. The Risked Success Plan includes the impact of risked exploration and commercialization success on production and capital investment expectations.

Pioneer's Base Plan reflects the impact of previously announced production delays related to Hurricane Ivan and the recent decision to divest three non-strategic gas fields in Canada (Martin Creek, Conroy Black and Lookout Butte) producing approximately 3,200 barrels oil equivalent per day. Base Plan production is expected to rise in 2005 to 72 to 76 million BOE and remain essentially constant through 2008, indicating significant visibility around the "annuity- like" nature of Pioneer's existing producing assets. The annual capital investment assumptions for Base Plan production varies by year but averages approximately $800 million with approximately 25% allocated to exploration for which this case considers no resulting production additions. Using oil and gas price assumptions that approximate strip prices as of mid-October, the Base Plan generates discretionary cash flow of approximately $5.8 billion over the four-year period, or $2.6 billion of cash flow in excess of planned capital investments. Using a $30/$5.00 price scenario, the Base Plan generates $0.8 billion of excess cash flow over the same period. Proceeds from the sale of Canadian properties are expected to exceed $100 million. This plan does not include the expected proceeds from business-interruption insurance related to previously announced delays in production from the Devils Tower field.

Under the Risked Success Plan scenario, incremental capital investment and production are forecasted based on achieving success, on a risked basis, in commercializing Pioneer's existing discoveries that are awaiting approval and in exploration. Negotiations are progressing constructively toward finalizing a price for the sale of South Coast gas offshore South Africa to the onshore synthetic gasoline plant operated by PetroSA, Pioneer's partner. Engineering studies are progressing on Pioneer's Oooguruk discovery in Alaska and appraisal wells are expected to be drilled during the first half of 2005 on two deepwater Gulf of Mexico discoveries, Ozona Deep and Thunder Hawk. Pioneer's exploration program is expected to test several important prospects in 2005 and 2006 in the Gulf of Mexico, Alaska's North Slope, West Africa and North Africa. The Risked

Success Plan represents only one scenario of what are multiple possible outcomes and indicates the potential for significant production growth through 2008 while still generating considerable cash flow in excess of required capital investments.

Development of the Olowi field offshore Gabon has been postponed indefinitely and is not included in either the Base Plan or the Risked Success Plan. Final bids received over the last few weeks related to field development indicate that the estimated cost of developing the field has risen significantly, primarily attributable to the rise in steel costs. Considering these new development cost estimates, the project does not offer competitive returns. Pioneer has postponed the project and requested a six-month extension from the government to evaluate next steps. The Company will take an impairment charge in the third quarter with an expected after-tax effect of approximately $10 million, or $.08 per diluted share, and will reduce proved undeveloped reserves by approximately 16.7 million barrels, or less than 2% of total proved reserves.

Third Quarter Results

Pioneer expects to report third quarter earnings of approximately $.65 to $.70 per diluted share including the nonrecurring impairment charge related to the Gabon project. Pioneer expects third quarter daily production to average approximately 180,000 barrels oil equivalent (BOE) per day, just ahead of its most recent update related to the impact of downtime related to Hurricane Ivan.

"The annuity-like nature of our Base Plan production and the potential upside presented in our Risked Success Plan, coupled with significant excess cash flow, gives us confidence in our ability to meet or exceed our 10% compound average per share production growth target over the next four years in the current strip price environment. The excess cash flow will allow us to invest in share repurchases, initially by completing the $164 million of authorization that remains under the current program, while significantly enhancing our financial strength and pursuing additional core area acquisition and exploration opportunities," stated Scott D. Sheffield, Pioneer's Chairman and CEO.

Deepwater Gulf of Mexico Update

Production from the Canyon Express system has returned to pre-hurricane levels. Production from the sixth well has resumed following repairs to reestablish subsurface communication with the well.

In the Falcon Corridor, the Harrier sidetrack well was successful, encountering over 400 feet of gas-bearing sand, and Pioneer is evaluating its options for reinitiating production from the field. With Harrier temporarily offline, system pressures have been lower allowing production from the two other satellite fields in the Corridor to strengthen. In order to capture the maximum reserves from the producing wells in these fields, Pioneer is considering an intentional delay of Harrier start up until the end of the year.

As previously announced, production from four wells in the Devils Tower field is expected to resume during the fourth quarter, but damage to the platform rig sustained during Hurricane Ivan is expected to delay completion activities related to four additional wells previously drilled to develop the field. Rig repairs are expected to take 90 to 120 days, and completion activities are expected to span four to six months. Pioneer maintains business interruption insurance designed to restore, after a 45-day waiting period, the expected cash flow from the project, including expected cash flow from the three producing wells and the five wells not yet on production.

Corporate Communications

Pioneer also announced plans to broaden its communications efforts. As the Company has expanded its operations into new domestic and international regions, a greater emphasis has been placed on both internal and external communication. In recognition of the expanding scope of communication, Susan A. Spratlen will assume broader responsibility for communication within the Company, and Pioneer will add a new senior position focusing solely on investor relations. As Vice President, Corporate Communication, Ms. Spratlen will be responsible for internal communication and for corporate communication with the public, the media and the communities that support Pioneer's operations. She will continue to handle investor relations until the new position is filled.

Pioneer's conference call and investor presentation webcast is scheduled for tomorrow morning, Wednesday, October 20, 2004, at 8 a.m. Eastern. Pioneer invites investors and analysts to join them for the live presentation at the New York Palace Hotel, Fahnestock Room.

           Pioneer Natural Resources Investor Conference Call

           Wednesday, October 20, 2004, 8:00 a.m. Eastern

           Internet:  http://www.pioneernrc.com
           Select "Investor", then "Webcasts"

           Telephone: To listen, dial (800) 500-0177 (confirmation code: 980935) five minutes before the call. View the accompanying presentation via Pioneer's internet address above.

A replay of the webcast will be archived on Pioneer's website. A telephone replay will be available through October 27 by dialing (888) 203-1112, confirmation code: 980935.

Pioneer Natural Resources is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Equatorial Guinea, Gabon, South Africa and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.